UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 25th Floor Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
This Form 8-K/A amends the Current Report on Form 8-K filed by Franklin Credit Holding Corporation (the “Company”) on September 23, 2010, regarding the entry by its subsidiary, Franklin Credit Management Corporation (“FCMC”) into a servicing agreement with Bosco Credit II, LLC (“Bosco II”), an entity of which the Chairman and President of the Company and FCMC, Thomas J. Axon, is the sole member, for the servicing and collection of certain loans purchased by Bosco II from Franklin Mortgage Asset Trust 2009-A (the “Trust”), effective as of September 1, 2010 (the “Bosco II Servicing Agreement”)
The sole purpose of this Form 8-K/A is to file a copy of a certain schedule to the Bosco II Servicing Agreement that was omitted from the previous filing thereof and to indicate that certain information contained in such schedule has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. A copy of the Bosco II Servicing Agreement is being furnished as an exhibit to this Form 8-K/A and is incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit
No.	Description
10.11	Loan Servicing Agreement, entered into on September 22, 2010, but dated and effective September 1, 2010, by Bosco Credit II, LLC, as the Owner, and Franklin Credit Management Corporation, as the Servicer. (portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Credit Holding Corporation
Date: September 23, 2010
	By:	/s/ Kevin P. Gildea
Kevin P. Gildea
		Title:	Chief Legal Officer and Secretary